As filed with the Securities and Exchange Commission on June 26, 2013

Registration No. 333-185165

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LONE STAR GOLD, INC.
(Exact Name of Registrant in its Charter)

Nevada	1000	45-2578051
(State or other Jurisdiction of	(Primary Standard Industrial Classification	(IRS Employer Identification No.)
Incorporation)	Code)

6565 Americas Parkway NE, Suite 200
Albuquerque, NM 87110
(505) 563-5828
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Capitol Corporate Services, Inc.
202 South Minnesota Street
Carson City, NV 89703
(800) 899-0490
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: Not applicable

Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

 DEREGISTRATION OF SECURITIES

Lone Star Gold, Inc., a Nevada corporation (the “Registrant”), files this Post-Effective Amendment (the “Post-Effective Amendment No. 1”) to the Registration Statement on Form S-1 No. 333-185165, as amended (the “Registration Statement”) and declared effective by the Securities and Exchange Commission on December 21, 2012, to deregister all its unsold securities thereunder. The Registration Statement filed with the Securities and Exchange Commission on November 28, 2012, registered the Registrant’s sale of 19,000,000 shares of its common stock, par value $0.001 per share, issuable pursuant to the Deer Valley Investment Agreement and the sale by Deer Valley Management, LLC of an additional 653,595 shares of the Registrant’s common stock, par value $0.001 per share. Of the 19,000,000 shares of common stock registered, 9,490,000 have not been sold.  Accordingly, pursuant to this Post Effective Amendment No. 1, these remaining shares shall be deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Albuquerque, State of New Mexico, on June 26, 2013.

LONE STAR GOLD, INC.

By:	/s/ Daniel M. Ferris
Name: Daniel M. Ferris
Title: President, Chief Executive Officer and
Chief Financial Officer
(Principal Executive and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel M. Ferris	President, Chief Executive Officer	June 26, 2013
Daniel M. Ferris	Chief Financial Officer and Director
(Principal Executive and Financial and Accounting Officer)